Exhibit 5.1

June 20, 2025

Linkhome Holdings Inc.
2 Executive Circle, Suite 100

Irvine, CA 92614

Re:	Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Linkhome Holdings Inc., a Nevada corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) June 20, 2024 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the registration of the offer and sale of (i) up to 2,000,000 shares (the “Company Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) up to 187,500 shares of Common Stock that may be purchased to cover over-allotments, if any, by US Tiger Securities, Inc. in its capacity as representative of the underwriters (the “Underwriter”), (iii) warrants to purchase up to 62,500 shares of Common Stock that will be issued to the Underwriter (the “Underwriter’s Warrants”) and(iv) up to 62,500 shares of Common Stock underlying the Underwriter’s Warrants pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) to be executed by the Company and the Underwriter.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Underwriting Agreement and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In rendering the opinions set forth below, we have further assumed that, before the issuance of the Company Shares, (i) the Registration Statement will have become effective under the Securities Act and (ii) the conditions to consummating the transactions contemplated by the Underwriting Agreement will have been satisfied or duly waived and such transactions are consummated.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Underwriter’s Warrants are delivered to the Underwriters against payment of the agreed consideration therefor in accordance with the Underwriting Agreement, each of the Underwriter’s Warrants, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed herein are based upon and limited to the laws of the State of New York. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP